UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2022

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2022 (the “Closing Date”), Provention Bio, Inc., a Delaware corporation (the “Company”), entered into a Loan and Security Agreement with the financial institutions party thereto from time to time as lenders (the “Lenders”) and Hercules Capital, Inc., a Maryland corporation (“Hercules”), as administrative agent and collateral agent (in such capacities, the “Agent”) for the Lenders (the “Loan Agreement”).

The term loan facility provides for up to $125,000,000 of term loans in the aggregate, available to be funded in up to five tranches. The first tranche in an amount equal to $25,000,000 was drawn at closing. The Company may draw the second tranche in an amount equal to $40,000,000 upon approval of teplizumab, subject to certain conditions. The third and fourth tranches will be available to the Company in an aggregate amount of up to $35,000,000, subject to satisfaction of certain conditions, including achievement of certain milestones. The availability of the fifth tranche of up to $25,000,000 is subject to the approval of the Lenders.

The term loans have a scheduled maturity date of September 1, 2026 (the “Maturity Date”), which will be extended for an additional year upon achievement of an approval milestone and certain other conditions. The Company will make interest-only monthly payments of accrued interest without amortization of principal under the Loan Agreement until September 1, 2025, which will be extended, (i) by six months if the Company achieves (x) an approval milestone prior to September 1, 2025 and (y) a performance milestone, and (ii) by an additional six months (or if earlier, the first day of the month immediately following the occurrence of any default under the financial covenants described below) if the interest-only period has previously been extended and the Company maintains compliance with the financial covenants through March 1, 2026. The terms of the approval milestone, the performance milestone and the financial covenants are as set forth in the Loan Agreement. After the conclusion of the interest-only period, monthly installments of principal and interest will be paid through the Maturity Date.

The term loans will bear interest at a per annum rate equal to the greater of (i) the prime rate as reported in The Wall Street Journal plus 2.70% and (ii) 8.20%. The Company paid Hercules a facility charge of $187,500 in respect of the funding of the first tranche of term loans. Each of the other tranches, if drawn, are subject to a facility charge, payable upon funding, equal to 0.75% of the principal amount of the amount of such tranche funded.

If the Company makes a prepayment on the term loans, it will be obligated to pay a prepayment charge, based on a percentage of the amount of term loans so prepaid, equal to: (i) 2.0%, if the prepayment occurs within the first 12 months following the Closing Date; (ii) 1.5% if the prepayment occurs more than 12 months, but on or prior to the date that is 24 months, following the Closing Date; and (iii) 1.0%, if the prepayment occurs more than 24 months following the Closing Date, but on or prior to the date that is 30 days prior to the Maturity Date. In addition, in connection with any prepayment of the term loans or payment of the term loans on the Maturity Date, the Company will be obligated to pay an end of term charge of 6.60% of the principal amount so prepaid or repaid. No such charge is due in connection with certain refinancings of the Loan Agreement involving the Agent, the Lenders and their affiliates or as otherwise agreed in writing by the Agent and the Lenders.

The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of its assets, other than intellectual property and subject to certain exceptions.

The Loan Agreement requires that, commencing on January 1, 2023, the Company maintain, at all times, minimum cash, cash equivalents and liquid funds held in accounts subject to a control agreement in favor of the Agent (“Liquidity”) in an amount not less than 50.0% of the aggregate outstanding amount of the term loans plus the aggregate amount of the Company’s accounts payable that remain unpaid 120 days after their respective due dates; provided that, upon (x) achievement of an approval milestone and (y) the effectiveness of the Performance Covenant (as defined below), the minimum Liquidity required to be maintained by the Company will be an amount not less than the greater of (A) $20,000,000 and (B) 25% of the aggregate outstanding amount of the aggregate outstanding amount of the term loans plus the aggregate amount of the Company’s accounts payable that remain unpaid 120 days after their respective due dates. In addition, if the Company draws additional tranches of term loans, the Company is required to maintain minimum revenue amounts, measured monthly commencing with the delivery of financial statements for the period ending June 30, 2024, as set forth in the Loan Agreement (the “Performance Covenant”), provided that such minimum revenue covenant will be waived at any time in which the Company maintains (a) a certain minimum market capitalization and minimum Liquidity of not less than 50.0% of the aggregate outstanding amount of the term loans or (b) minimum Liquidity of not less than 85.0% of the aggregate outstanding amount of the term loans. In addition, the Loan Agreement includes customary representations and warranties and other covenants associated with a secured loan facility for similarly situated companies.

Under the Loan Agreement, the Lenders and their affiliates have the right to participate in any offerings of unregistered equity securities by the Company after the Closing Date, which are broadly marketed to multiple investors and from which the Company receives aggregate gross proceeds of at least $25,000,000, in an aggregate amount up to $2,000,000 during the term of the Loan Agreement.

In connection with the funding of each tranche of term loans under the Loan Agreement, the Company will issue warrants to the Lenders to acquire the Company’s common shares at an exercise price per share equal to the three-day volume-weighted average price prior to the closing of each tranche of term loans (the “Exercise Price”), subject to certain terms and conditions (the “Warrants”). The number of shares of the Company’s common stock into which such Warrants will be exercisable will be equal to the aggregate principal amount of the applicable tranche of term loans funded multiplied by 2.0%, divided by the applicable Exercise Price. The Warrants may be exercised on a cashless basis and will be exercisable for a term beginning on the date of issuance and ending on the earlier to occur of seven years from the date of issuance or the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares for which each Warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Warrants.

The foregoing descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the form of Warrant Agreement to be filed with the SEC in connection with the Company’s third quarter 2022 Form 10-Q filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the Warrants is incorporated by reference into this Item 3.02.

The issuance of the Warrants will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. on August 31, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

Dated: August 31, 2022	By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer